Exhibit 10.1

                           CHANGE OF CONTROL AGREEMENT

      This Change of Control Agreement ("Agreement"), dated as of May 3, 2004 is made and entered into by Capital Bank (hereinafter the "Bank"), and Karen H. Priester (hereinafter the "Employee").

      The Bank recognizes that the possibility of a Change of Control (as further defined in this Agreement) exists and that a Change of Control can result in significant distractions of its key management personnel.

      In consideration of the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the Bank and Employee agree as follows:

      1. Change in Control.

            (a) Definition. For purposes of this Agreement, "Change in Control" shall mean any of the following:

                  (i) Any "person" (as such term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) acquiring "beneficial ownership") (as such term is used in Rule 13d-3 under the Act), directly or indirectly, of securities of Capital Bank Corporation, the parent holding company of the Bank ("CBC") representing fifty percent (50%) or more of the combined voting power of CBC's then outstanding voting securities (the "Voting Power"), but excluding for this purpose an acquisition by CBC or an "affiliate" (as defined in Rule 12b-2 under the Act) or by an employee benefit plan of CBC or of an affiliate.

                  (ii) The individuals who constitute the Board of Directors of CBC ("Board") on the effective date hereof or their successors duly appointed in the ordinary course (collectively, the "Incumbent Directors") cease to constitute at least a majority of the Board. Any director whose nomination is approved by a majority of the Incumbent Directors shall be considered an Incumbent Director; provided, however, that no Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of CBC shall be considered an Incumbent Director.

                  (iii) The shareholders of CBC approve a reorganization, share exchange, merger or consolidation related to CBC or the Bank following which the owners of the Voting Power of CBC immediately prior to the closing of such transaction do not beneficially own, directly or indirectly, more than fifty percent (50%) of the Voting Power of the Bank.

                  (iv) The shareholders of the Bank approve a complete liquidation or dissolution of the Bank, or a sale or other disposition of all or substantially all of the capital stock or assets of the Bank, but excluding for this purpose any sale or disposition of all or substantially all of the capital stock or assets of the Bank to an "affiliate" (as defined in Rule 12b-2 under the Act) of CBC.

Change in Control shall not include a transaction, or series of transactions, whereby CBC or the Bank becomes a subsidiary of a holding company if the shareholders of the holding company are substantially the same as the shareholders of CBC prior to such transaction or series of series of transactions.

            (b) Change in Control Termination. After the occurrence of a Change in Control, Employee shall be entitled to receive payments and benefits pursuant to this Agreement in the following circumstances:

                  (i) if within the period beginning ninety (90) days prior to and ending one (1) year after the occurrence of a Change in Control, the Bank terminates Employee's employment for any reason other than Cause, Disability, or death; or

                  (ii) if within one (1) year after the occurrence of a Change in Control, Employee terminates his employment with the Bank for "Good Reason." For purposes of this Section 5(b), "Good Reason" shall mean the occurrence after a Change in Control of any of the following events or conditions:


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                        (A) a change in Employee's status, title, position, or
            responsibilities (including reporting responsibilities) which represents a material adverse change from his status, title, position, or responsibilities in effect immediately prior thereto; the assignment to Employee of any duties or responsibilities which are materially inconsistent with his status, title, position or responsibilities; or any removal of Employee from or failure to reappoint or re-elect him to any of such positions, status, or title, except in connection with the termination of his employment for Disability, Cause, or death, or by Employee other than for Good Reason. For purposes of this section, a change in Employee's status, title, position, etc., shall also include his position and responsibilities with respect to CBC;

                        (B) a reduction in Employee's base salary;

                        (C) the Bank's requiring Employee to be based at any
            place outside of Raleigh, North Carolina, except for reasonably required travel on the Bank's business which is not substantially greater than such travel requirements prior to the Change in Control;

                        (D) the failure by the Bank to continue in effect any
            compensation, welfare, or benefit plan or other perquisite in which Employee is participating at the time of a Change in Control without substituting plans providing Employee with substantially similar or greater benefits taken in the aggregate, or the taking of any action by the Bank which would adversely affect Employee's participation in or materially reduce Employee's benefits under, any of such plans or deprive Employee of any material fringe benefit enjoyed by Employee at the time of the Change in Control;

                        (E) any material breach by the Bank of any express
            provision of this Agreement; or

                        (F) the failure of CBC to obtain an agreement,
            satisfactory to Employee, from any successor or assign of CBC to assume and agree to perform this Agreement.

            (c) Change in Control Benefits. In the event that Employee's employment with the Bank terminates under any of the circumstances and time frames described above in this Section 1 prior to October 1, 2008 ("Expiration Date"), upon Employee's execution of an enforceable general release in a form prepared by the Bank, severance payments and benefits according to the following schedule and terms:

                  (i) a severance payment equal to the following paid in substantially equal monthly payments without interest commencing one month after the date of termination:

                        (a) If prior to October 1, 2007, two times the amount of Employee's then current annual base salary plus the amount of bonus paid to Employee, if any, in the prior bonus year, in the event the termination occurs no later than twelve (12) months after the occurrence of a Change in Control payable for 24 months. No amounts will be payable if termination occurs more than 12 months from the date of the Change in Control.

                        (b) If after October 1, 2007 and prior to the Expiration Date, one times the amount of Employee's current annual base salary plus the amount of bonus paid to Employee, if any, in the prior bonus year, in the event the termination occurs no later than twelve (12) months after the occurrence of a Change in Control payable for 12 months. No amounts will be payable if termination occurs more than 12 months from the date of the Change of Control.

                  (ii) a continuation of benefits for the period of time Employee receives the severance benefits described in Section 1(c)(i) above as follows: During such time, the Bank shall maintain and Employee shall be entitled to participate in all life insurance, retirement, health, accidental death and dismemberment, and disability plans and other benefit programs paid by the Bank for Employee in which Employee participated immediately prior to the termination, provided that Employee's continued participation is possible under the applicable terms, conditions and eligibility requirements of such plans and programs. Employee's continued participation in such plans and programs shall be at no greater cost to Employee than the cost he bore for such participation immediately prior to termination. If Employee's participation in any such plan or program is barred, the Bank shall arrange upon comparable terms, and at no greater cost to Employee than the cost he bore for such plans and programs prior to termination, to provide Employee with benefits


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      substantially similar to, or greater than, those which he is entitled to receive under any such plan or program; and

                  (iii) a lump sum payment (or otherwise as specified by Employee to the extent permitted by the applicable plan) of any and all amounts contributed to a Bank pension or retirement plan which Employee is entitled to under the terms of any such plan. In the event Employee fails to execute the general release described above, he shall receive any such payments in accordance with the payment provisions of the applicable plan(s).

            (d) Limitation on Payments. To the extent that any of the payments and benefits provided for under this Agreement or otherwise payable to Employee constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and but for this Section 1 would be subject to the excise tax imposed by Section 4999 of the Code, the Bank shall reduce the aggregate amount of such payments and benefits such that the present value thereof (as determined under the Code and the applicable regulations) is equal to 2.99 times Employee's "base amount" as defined in
Section 280G(b)(3) of the Code.

      2. Non-Solicitation. Employee acknowledges that by virtue of Employee's employment with the Bank, Employee shall have access to and control of confidential and proprietary information concerning the Bank's business and that the Bank's business depends to a considerable extent on the individual skills, efforts, and leadership of Employee. Additionally, Employee acknowledges that the covenants contained in this Section 2: are reasonably necessary to protect the legitimate business interests of the Bank; are described with sufficient accuracy and definiteness to enable him to understand the scope of the restrictions imposed on him; and were disclosed to him prior to the commencement of his employment, such employment being conditioned on his execution of an agreement containing such terms. Accordingly and in consideration of the Bank's commitments to Employee under this Agreement, Employee expressly covenants and agrees that Employee shall not, without the prior consent of the Bank, during his employment and

            (a) for the period of time Employee receives or is entitled to payments under the provisions of Section 1(c) above, on Employee's own or another's behalf, whether as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise, directly or indirectly:

                  (i) solicit or do business that is the same, similar to, or otherwise in competition with the business engaged in by the Bank from or with persons or entities who are customers of the Bank or who were customers of the Bank at any time during the last year of Employee's employment with the Bank; or

                  (ii) employ, offer employment to, or otherwise solicit for employment, any employee or other person who is then currently an employee of the Bank or who was employed by the Bank during the last year of Employee's employment with the Bank.

      3. Proprietary Information And Property. Employee shall not, at any time during or following employment with the Bank, disclose or use, except in the course of his employment with the Bank or as may be required by law, any confidential or proprietary information of the Bank received by Employee while employed hereunder, whether such information is in Employee's memory or embodied in writing or other physical form.

      Confidential or proprietary information is information which is not generally available to the general public, or Bank's competitors, or ascertainable through common sense or general business knowledge; including, but not limited to data, compilations, methods, financial data, financial plans, business plans, product plans, lists of actual or potential customers, and marketing information regarding executives and employees.

      All records, files or other objects maintained by or under the control, custody or possession of the Bank or its agents in their capacity as agents shall be and remain the Bank's property. Upon termination of his employment, Employee shall return to the Bank all property (including, but not limited to, credit cards, keys, company car, cell phones, computer hardware and software, records, files, manuals and other documents in whatever form they exist, whether electronic, hard copy or otherwise and all copies, notes or summaries thereof) which he received in connection with his employment. At the Bank's request, Employee shall bring current all such records, files or documents before returning them.


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      Upon notice of cessation of his employment with the Bank, Employee shall fully cooperate with the Bank in winding up his pending work and transferring his work to those individuals designated by the Bank.

      4. Survival. The terms and conditions of Sections 2 and 3 shall survive termination of this Agreement and/or Employee's employment and shall not be affected by any change or modification of this Agreement unless specific reference is made to such sections. All provisions of this Agreement shall terminate on October 1, 2008 if no Change in Control has occurred prior to that date.

      5. Remedies. Employee agrees that his breach or threatened violation of Sections 2 and 3, will result in immediate and irreparable harm to the Bank for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Bank may be entitled, (a) the Bank may seek legal and equitable relief, including but not limited to, preliminary and permanent injunctive relief, (b) the Bank will be released of its obligations under this Agreement to make any payments to Employee, including but not limited to, those payable pursuant to Sections 1 and (c) Employee will indemnify the Bank for all expenses, including attorneys' fees, in seeking to enforce these paragraphs.

      6. Waiver Of Breach. The Bank's or Employee's waiver of any breach of a provision of this Agreement shall not waive any subsequent breach by the other party.

      7. Entire Agreement. This Agreement: (i) supersedes all other understandings and agreements, oral or written, between the parties with respect to the subject matter of this Agreement; and (ii) constitutes the sole agreement between the parties with respect to this subject matter. Each party acknowledges that: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement; and (ii) no agreement, statement or promise not contained in this Agreement shall be valid. No change or modification of this Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

      8. Severability. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement. Additionally, if any of the provisions, clauses or phrases set forth in Section 2 or 3 of this Agreement are held unenforceable by a court of competent jurisdiction, then the parties desire that such provision, clause or phrase be "blue-penciled" or rewritten by the court to the extent necessary to render it enforceable.

      9. Parties Bound. The terms, provisions, covenants and agreements contained in this Agreement shall apply to, be binding upon and inure to the benefit of the Bank's successors and assigns. Employee may not assign this Agreement without the Bank's prior written consent.

      10. Governing Law. This Agreement and the employment relationship created by it shall be governed by North Carolina law. The parties hereby consent to exclusive jurisdiction in North Carolina for the purpose of any litigation relating to this Agreement and agree that any litigation by or involving them relating to this Agreement shall be conducted in the court of Wake County or the federal court of the United States for the Eastern District of North Carolina.


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      IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year written below.


                                   EMPLOYEE

                                   /s/ Karen Priester               7/2/04
                                   ---------------------------      ------------
                                   Karen H. Priester                Date


                                   CAPITAL BANK

                                   By: /s/ B. Grant Yarber          7/2/04
                                       -----------------------      ------------
                                                                    Date


                                   CAPITAL BANK CORPORATION

                                   By: /s/ B. Grant Yarber          7/2/04
                                       -----------------------      ------------
                                                                    Date


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